SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 23, 2012 (May 14, 2012)

Date of Report (Date of earliest event reported)

INERGY MIDSTREAM, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 14, 2012, Inergy Midstream, L.P. (the “Partnership”) filed a Form 8-K reporting that it had entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Inergy, L.P., whereby the Partnership acquired all of the issued and outstanding membership interests of US Salt, LLC, a Delaware limited liability company (“US Salt”). The Form 8-K is being amended hereby to provide the financial statements of US Salt as required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b), which financial statements and information were not included in the original filing.

Item 9.01. Financial Statements and Other Exhibits

Report of Independent Auditors

The Member of US Salt, LLC

We have audited the accompanying balance sheet of US Salt, LLC as of September 30, 2011, and the related statement of operations, member’s capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of US Salt, LLC at September 30, 2011, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Kansas City, Missouri

July 23, 2012

(a)	Financial statements of businesses acquired.

US Salt, LLC

Balance Sheet

(in millions)

September 30, 2011
Assets
Current assets:
Accounts receivable	$6.4
Inventories	4.0
Prepaid expenses and other current assets	0.2

Total current assets	10.6

Property, plant and equipment (Note 3)	109.5
Less: accumulated depreciation	17.6

Property, plant and equipment, net	91.9

Intangible assets:
Customer accounts	3.2
Less: accumulated amortization	0.7

Intangible assets, net	2.5

Goodwill	6.3

Total assets	$111.3

Liabilities and member’s capital
Current liabilities:
Accounts payable	$2.4
Accrued expenses	1.5

Total current liabilities	3.9

Total member’s capital	107.4

Total liabilities and member’s capital	$111.3

The accompanying notes are an integral part of these consolidated financial statements.

US Salt, LLC

Statement of Operations

(in millions)

Year Ended September 30, 2011
Revenue	$52.3

Cost of product sold (excluding depreciation and amortization as shown below)	30.6

Expenses:
Operating and administrative	3.5
Depreciation, depletion and amortization	6.3

9.8

Net income	$11.9

The accompanying notes are an integral part of these consolidated financial statements.

US Salt, LLC

Statement of Member’s Capital

(in millions)

Total Member’s Capital
Balance at September 30, 2010	$102.9
Distribution to member, net	(7.4)
Net income	11.9

Balance at September 30, 2011	$107.4

The accompanying notes are an integral part of these consolidated financial statements.

US Salt, LLC

Statement of Cash Flows

(in millions)

Year Ended September 30, 2011
Operating activities
Net income	$11.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	6.0
Amortization	0.3
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(0.2)
Inventories	(0.7)
Prepaid expenses and other current assets	(0.1)
Accounts payable and accrued expenses	(0.8)

Net cash provided by operating activities	16.4

Investing activities
Purchases of property, plant and equipment	(9.0)

Net cash used in investing activities	(9.0)

Financing activities
Distribution to member	(7.4)

Net cash used in financing activities	(7.4)

Net increase in cash	—
Cash at beginning of period	—

Cash at end of period	$—

Supplemental schedule of noncash investing and financing activities
Net change to property, plant and equipment through accounts payable and accrued expenses	$(0.3)

Net change to property, plant and equipment through non-cash capitalized interest	$2.5

The accompanying notes are an integral part of these consolidated financial statements.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

1.	Organization and nature of operations

Organization

US Salt, LLC (“US Salt” or the “Company”) is a Delaware limited liability company. During the periods presented in these financial statements, US Salt was a wholly owned subsidiary of Inergy Midstream, L.P. (formerly Inergy Midstream, LLC, “Inergy Midstream”), which was a wholly owned subsidiary of Inergy, L.P. (“Inergy”). The sole member’s maximum liability arising from its investment in a limited liability company is limited to the amount of its investment. In November 2011, in conjunction with the initial public offering (“IPO”) of Inergy Midstream, 100% of the membership interests in US Salt were assigned to Inergy. In May 2012, Inergy Midstream acquired 100% of the membership interest in US Salt from Inergy.

Nature of Operations

US Salt, located on the shores of Seneca Lake outside of Watkins Glen, New York, is one of five major solution mined salt manufacturers in the United States, producing evaporated salt products for food, industrial, pharmaceutical and water conditioning uses. The solution mining process used by US Salt creates salt caverns that can be developed into usable natural gas and natural gas liquids (“NGL”) storage capacity.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

2.	Summary of significant accounting policies

Revenue Recognition

The Company recognizes revenue on sales when product is shipped to the customer or when certain contractual performance requirements have otherwise been met.

Income Taxes

Federal and state income tax regulations require that the income or loss of a limited liability company be included in the tax return of the members; accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

Credit Risk and Concentrations

Approximately 14% of the Company’s sales were derived from one major customer for the year ended September 30, 2011. A major customer is defined as any customer from whom 10% or more of aggregate sales are derived. The majority of sales occurred in the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

Accounts Receivable

The majority of the Company’s accounts receivable are due from various companies included in the grocery, retail, agricultural, pharmaceutical and industrial chemical industries. Credit is extended based on the evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are generally due within 30 days and are stated at amounts due from customers, net of allowance for doubtful accounts. Accounts outstanding longer than their contractual payment terms are considered past due. The Company estimates its provision for doubtful accounts by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligations to the Company and the condition of the general economy and the industry as a whole. The Company’s estimates have generally been within management’s expectations. The Company writes off accounts receivable when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts was immaterial at September 30, 2011.

Inventories

Inventories are stated at the lower of cost or market, cost being principally determined on the first-in, first-out method.

Property, Plant and Equipment

Property, plant and equipment are stated at historical cost less accumulated depreciation. The Company capitalizes all construction related direct labor and material costs as well as the cost of funds used during construction. Amounts capitalized for cost of funds used during construction amounted to $2.5 million for the year ended September 30, 2011. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, as follows:

Years
Land, improvements and buildings	20
Office furniture and equipment	3
Vehicles	3
Plant equipment	3-20

Salt deposits are depleted on a unit of production method. Maintenance and repairs are charged to expense as incurred.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

2.	Summary of significant accounting policies (continued)

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such events or changes in circumstances are present, a loss is recognized if the carrying value of the asset is in excess of the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company has not identified any indicators that suggest the carrying amount of an asset may not be recoverable for the period ended September 30, 2011.

Identifiable Intangible Assets

Intangible assets acquired in the acquisition of a business are required to be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of the acquirer’s intent to do so.

The Company has recorded customer accounts, an identifiable intangible asset. Customer accounts are amortized on a straight-line basis over their estimated economic lives, which is 15 years. Estimated amortization expense is $0.2 million per year for the next five years.

Goodwill

Goodwill is recognized for the 2008 acquisition of the Company by Inergy Midstream as the excess of the cost of the acquisition over the fair value of the related net assets at the date of acquisition. Goodwill is subject to at least an annual assessment for impairment by applying a fair-value-based test.

In connection with the goodwill impairment evaluation, the Company identified one reporting unit. The carrying value of this reporting unit is determined by assigning the assets and liabilities, including the existing goodwill and intangible assets, to the reporting unit as of the date of the evaluation on a specific identification basis. To the extent the reporting unit’s carrying value exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the second step of the impairment test must be performed. In the second step, the implied fair value of the goodwill is determined by allocating the fair value to all of its assets (recognized and unrecognized) and liabilities to its carrying amount.

The Company completed its annual impairment test for its reporting unit and determined that no impairment existed as of September 30, 2011.

Asset Retirement Obligations

An asset retirement obligation (ARO) is an estimated liability for the cost to retire a tangible asset. The fair value of these AROs could not be made as settlement dates (or range of dates) associated with these assets were not estimable.

Fair Value

The carrying amounts of accounts receivable and accounts payable approximate their fair value.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

3.	Certain balance sheet information

Inventories

Inventories consisted of the following at September 30, 2011 (in millions):

September 30,
2011
Parts and supplies	$3.2
Raw materials	0.2
Finished goods	0.6

Total inventories	$4.0

Property, Plant and Equipment

Property, plant and equipment consisted of the following at September 30, 2011 (in millions):

September 30,
2011
Plant equipment	$63.6
Salt deposits	41.6
Land and buildings	2.7
Vehicles	0.2
Construction in process	0.9
Office furniture and equipment	0.5

109.5
Less: accumulated depreciation	17.6

Total property, plant and equipment, net	$91.9

Depreciation expense and depletion expense totaled $5.8 million and $0.2 million, respectively, for the year ended September 30, 2011.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

4.	Leases

The Company leases equipment and vehicles under noncancelable operating lease agreements. The leases expire at various dates throughout 2014.

Future minimum lease payments under noncancelable operating leases for the next five years ending September 30 and thereafter consist of the following (in millions):

Year Ending September 30,
2012	$0.5
2013	0.4
2014	0.3

Total minimum lease payments	$1.2

Rent expense for operating leases for the year ended September 30, 2011 totaled $0.6 million.

5.	Employee benefit plans

Inergy, L.P. sponsors a 401(k) plan which is available to all of US Salt’s employees after meeting certain requirements. The plan permits employees to make contributions up to 75% of their salary, up to statutory limits, which was $16,500 in 2011. The plan provides for matching contributions by Inergy, L.P. for employees completing one year of service of at least 1,000 hours. Aggregate matching contributions allocated to US Salt were $0.1 million for the year ended September 30, 2011.

Approximately 75% of the Company’s employees are subject to collective bargaining agreements.

6.	Commitments and contingencies

The Company is subject to certain federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment. They may require the Company to remove certain chemical substances from its sites or otherwise mitigate the environmental effects of the disposal or release of those substances. The Company is currently not involved in any action or litigation concerning environmental matters.

7.	Related party transactions

Transactions with Inergy, L.P. and Inergy Propane, LLC

Inergy, through Inergy Propane, LLC (“Inergy Propane”) has historically provided US Salt with funding to support capital expansion and working capital needs. Inergy charged interest on borrowings made by US Salt to fund capital improvement projects. US Salt has historically provided all of their cash generated by operations to Inergy Propane. Payments made and received by Inergy Propane from these related parties are considered to be permanent distributions or contributions between Inergy and US Salt and are accordingly classified in member’s equity at cost on the financial statements of US Salt.

Allocation of Expenses

The Company shares common management, operating and administrative and overhead costs with Inergy. The shared costs allocated to the Company totaled $1.7 million for the year ended September 30, 2011. Management believes the assumptions and allocations were made on a reasonable basis. Due to the nature of these shared costs, it is not practicable to estimate what the costs would have been on a stand-alone basis. Accordingly, the accompanying financial statements may not necessarily be indicative of the conditions that would have existed, or the results of operations that would have occurred, if the Company had operated as a stand-alone entity.

Related Party Charges

The Company leased storage rights to Inergy Midstream for the period July 2011 through September 2011. The revenue generated from this lease amounted to $0.2 million.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

8.	Inergy, L.P. long-term debt

During the year ended September 30, 2011, US Salt was dependent on Inergy for any financing required in excess of the cash generated by its operations. As of September 30, 2011 Inergy had outstanding debt balances of $1,835.3 million. Obligations under Inergy’s outstanding senior notes are jointly and severally guaranteed by US Salt and Inergy’s other wholly owned domestic subsidiaries. Obligations under Inergy’s credit agreement and term loan are secured by liens on substantially all of US Salt’s assets. However, such balances are not reflected on US Salt’s consolidated financial statements. Inergy’s interest expense was $113.5 million for the year ended September 30, 2011, which was also funded in part by distributions from US Salt. None of the interest related to debt in which US Salt was not the legal obligor is recorded in the financial statements of US Salt. Inergy’s credit agreement and senior notes, and Holdings’ term loan, consisted of the following at September 30, 2011 (in millions):

September 30,
2011
Credit agreement:
Revolving loan facility	$81.2
Term loan facility	300.0
Senior unsecured notes	1,445.1
Fair value hedge adjustment on senior unsecured notes	0.5
Bond/swap premium	13.8
Bond discount	(5.3)

Total debt	1,835.3
Less: current portion	7.4

Total long-term debt	$1,827.9

Credit Agreement

On November 24, 2009, Inergy entered into a secured credit facility (“Credit Agreement”) which provided borrowing capacity of up to $525 million in the form of a $450 million revolving general partnership credit facility (“General Partnership Facility”) and a $75 million working capital credit facility (“Working Capital Facility”). This facility was to mature on November 22, 2013. Borrowings under these secured facilities are available for working capital needs, future acquisitions, capital expenditures and other general partnership purposes, including the refinancing of existing indebtedness under the former credit facility.

On February 2, 2011, Inergy amended and restated the Credit Agreement to add a $300 million term loan facility (the “Term Loan Facility”). The term loan matures on February 2, 2015, and bears interest, at Inergy’s option, subject to certain limitations, at a rate equal to the following:

•

the Alternate Base Rate, which is defined as the higher of (i) the federal funds rate plus 0.50%; (ii) JP Morgan’s prime rate; or (iii) the Adjusted LIBO Rate plus 1%; plus a margin varying from 1.00% to 2.25%; or

•	the Adjusted LIBO Rate, which is defined as the LIBO Rate plus a margin varying from 2.00% to 3.25%.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

8.	Inergy, L.P. long-term debt (continued)

On July 28, 2011, Inergy further amended its amended and restated Credit Agreement to (i) raise the aggregate revolving commitment from $525 million to $700 million (“Revolving Loan Facility”) with the amount existing as a singular tranche, (ii) reduce the applicable rate on revolving loans and commitment fees, (iii) modify and refresh certain covenants and covenant baskets, and (iv) extend the maturity date from November 22, 2013 to July 28, 2016.

In April 2012, Inergy further amended its amended and restated Credit Agreement to reduce the aggregate revolving commitment from $700 million to $550 million and modify certain definitions and covenants.

The Credit Agreement contains various affirmative and negative covenants and default provisions, as well as requirements with respect to the maintenance of specified financial ratios and limitations on making investments, permitting liens and entering into other debt obligations. All borrowings under the Revolving Loan Facility bear interest, at Inergy’s option, subject to certain limitations, at a rate equal to the following:

•

the Alternate Base Rate, which is defined as the higher of (i) the federal funds rate plus 0.50%; (ii) JP Morgan’s prime rate; or (iii) the Adjusted LIBO Rate plus 1%; plus a margin varying from 0.75% to 2.00%; or

•	the Adjusted LIBO Rate, which is defined as the LIBO Rate plus a margin varying from 1.75% to 3.00%.

At September 30, 2011, the balance outstanding under the Credit Agreement was $381.2 million, of which $300.0 million was borrowed under the Term Loan Facility and $81.2 million under the Revolving Loan Facility. At September 30, 2010, there was no balance outstanding under the Credit Agreement. The interest rates of the Revolving Loan Facility are based on prime rate and LIBOR plus the applicable spreads, resulting in interest rates which were between 2.73% and 4.75% at September 30, 2011. The interest rate on the Term Loan Facility is based on LIBOR plus the applicable spread, resulting in an interest rate that was 3.23% at September 30, 2011. Availability under the Credit Agreement amounted to $575.3 million and $505.3 million at September 30, 2011 and 2010, respectively. Outstanding standby letters of credit under the Credit Agreement amounted to $43.5 million and $19.7 million at September 30, 2011 and 2010, respectively.

During each fiscal year beginning October 1, the outstanding balance of the Working Capital Facility must be reduced to $10.0 million or less for a minimum of 30 consecutive days during the period commencing March 1 and ending September 30 of each calendar year. This requirement was removed in the July 28, 2011 amendment with the Revolving Loan Facility now existing as a singular tranche facility.

At September 30, 2011, Inergy was in compliance with the debt covenants in the Credit Agreement and senior unsecured notes.

Senior Unsecured Notes

2014 Senior Notes

In February and March 2011, $394.5 million in aggregate principal of the 2014 Senior Notes were tendered and the remaining $30.5 million were redeemed. Subsequent to the aforementioned transactions, there was no balance remaining on the 2014 Senior Notes at September 30, 2011.

2016 Senior Notes

In February and March 2011, $370.0 million in aggregate principal of the 2016 Senior Notes were tendered and the remaining $30.0 million were redeemed. Subsequent to the aforementioned transactions, there was no balance remaining on the 2016 Senior Notes at September 30, 2011.

2015 Senior Notes

On February 2, 2009, Inergy and its wholly-owned subsidiary, Inergy Finance Corp, issued $225 million aggregate principal amount of 8.75% senior unsecured notes due 2015 (the “2015 Senior Notes”) under Rule 144A to eligible purchasers. The 8.75% notes mature on March 1, 2015, and were issued at 90.191% of the principle amount to yield 11%.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

8.	Inergy, L.P. long-term debt (continued)

The 2015 Senior Notes contain covenants similar to the Credit Agreement. Inergy used the net proceeds of the offering to repay outstanding indebtedness under the General Partnership facility. The 2015 Senior Notes represent senior unsecured obligations of Inergy and rank pari passu in right of payment with all other present and future senior indebtedness of Inergy. The 2015 Senior Notes are jointly and severally guaranteed by Inergy’s wholly-owned domestic subsidiaries.

On October 7, 2009, Inergy completed an offer to exchange its existing 8.75% 2015 Senior Notes for $225 million of 8.75% senior notes due 2015 (the “2015 Exchange Notes”) that are registered and do not carry transfer restrictions, registration rights and provisions for additional interest. The 2015 Exchange Notes did not provide Inergy with any additional proceeds and satisfied Inergy’s obligations under the registration rights agreement.

The 2015 Senior Notes are redeemable, at Inergy’s option, in whole or in part, at any time on or after March 1, 2013, in each case at the redemption prices described in the table below, together with any accrued and unpaid interest to the date of the redemption.

Year	Percentage
2013	104.375%
2014 and thereafter	100.000%

During the year ended September 30, 2011, $78.8 million in aggregate principal of these notes were redeemed utilizing the equity redemption feature of the indenture and an additional aggregate principal amount of $30.2 million was redeemed through tender and an additional aggregate principal amount of $21.0 million through purchases on the open markets.

2018 Senior Notes

On September 27, 2010, Inergy and its wholly-owned subsidiary, Inergy Finance Corp, issued $600 million aggregate principal amount of 7% senior unsecured notes due 2018 (the “2018 Senior Notes”) under Rule 144A to eligible purchasers. The 7% notes mature on October 1, 2018.

The 2018 Senior Notes contain covenants similar to the senior unsecured notes due 2015. Inergy used the net proceeds of the offering to fund part of the consideration for the Tres Palacios acquisition. The 2018 Senior Notes represent senior unsecured obligations of Inergy and rank pari passu in right of payment with all other present and future senior indebtedness of Inergy. The 2018 Senior Notes are jointly and severally guaranteed by Inergy’s wholly-owned domestic subsidiaries.

On June 2, 2011, Inergy completed an offer to exchange its existing 7% 2018 Senior Notes for $600 million of 7% senior notes due 2018 (the “2018 Exchange Notes”) that are registered and do not carry transfer restrictions, registration rights and provisions for additional interest. The 2018 Exchange Notes did not provide Inergy with any additional proceeds and satisfied Inergy’s obligations under the registration rights agreement.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

8.	Inergy, L.P. long-term debt (continued)

The 2018 Senior Notes are redeemable, at Inergy’s option, in whole or in part, at any time on or after October 1, 2014, in each case at the redemption prices described in the table below, together with any accrued and unpaid interest to the date of the redemption.

Year	Percentage
2014	103.500%
2015	101.750%
2016 and thereafter	100.000%

2021 Senior Notes

On January 19, 2011, Inergy and its wholly-owned subsidiary, Inergy Finance Corp, issued $750 million aggregate principal amount of 6.875% senior unsecured notes due 2021 (the “2021 Senior Notes”) under Rule 144A to eligible purchasers. The 6.875% notes mature on August 1, 2021.

The 2021 Senior Notes contain covenants similar to the existing senior unsecured notes due 2015 and 2018. The 2021 Senior Notes represent senior unsecured obligations of Inergy and rank pari passu in right of payment with all other present and future senior indebtedness of Inergy. The 2021 Senior Notes are fully, unconditionally, jointly and severally guaranteed by Inergy’s wholly-owned domestic subsidiaries.

On September 28, 2011, Inergy completed an offer to exchange its existing 6.875% 2021 Senior Notes for $750 million of 6.875% senior notes due 2021 (the “2021 Exchange Notes”) that are registered and do not carry transfer restrictions, registration rights and provisions for additional interest. The 2021 Exchange Notes did not provide Inergy with any additional proceeds and satisfied Inergy’s obligations under the registration rights agreement.

The 2021 Senior Notes are redeemable, at Inergy’s option, in whole or in part, at any time on or after August 1, 2016, in each case at the redemption prices described in the table below, together with any accrued and unpaid interest to the date of the redemption.

Year	Percentage
2016	103.438%
2017	102.292%
2018	101.146%
2019 and thereafter	100.000%

Inergy used the net proceeds from the 2021 Senior Notes and the Term Loan Facility to: (1) fund its partial redemption of its 2015 Senior Notes; (2) fund its tender offers for portions of its 2014 Senior Notes, 2015 Senior Notes and 2016 Senior Notes; and (3) redeem all 2014 Senior Notes and 2016 Senior Notes not acquired in the tender offers related to such notes. The remaining net proceeds were used to repay outstanding borrowings under the General Partnership Facility and the Working Capital Facility and to provide additional working capital for general partnership purposes.

The indentures governing Inergy’s senior notes restrict its ability to pay cash distributions. Before Inergy can pay a distribution to its unitholders, it must demonstrate that the fixed charge coverage ratio (as defined in the senior notes indentures) is at least 1.75 to 1.0. Inergy has met this coverage ratio every quarter.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

8.	Inergy, L.P. long-term debt (continued)

Interest Rate Swaps

During fiscal year 2011, Inergy entered into eleven interest rate swaps, one of which is scheduled to mature in 2015 (notional amount of $25 million) and the remaining ten are scheduled to mature in 2018 (aggregate notional amount of $250 million). These swap agreements, which expire on the same date as the maturity date of the related senior unsecured notes and contain call provisions consistent with the underlying senior unsecured notes, require the counterparty to pay Inergy an amount based on the stated fixed interest rate due every six months. In exchange, Inergy is required to make semi-annual floating interest rate payments on the same dates to the counterparty based on an annual interest rate equal to the six-month LIBOR interest rate plus a spread of 6.705% on the swap maturing in 2015 and 3.25% to 3.46% on the swaps maturing in 2018 applied to the same aggregate notional amount of $275 million. Inergy has accounted for these swap agreements as fair value hedges. Amounts to be received or paid under the agreements are accrued and recognized over the life of the agreements as an adjustment to interest expense.

In August 2011, Inergy’s ten interest rate swaps maturing in 2018 were terminated, and Inergy received approximately $14.3 million in proceeds. These swaps had an aggregate notional amount of $250 million.

In addition, during fiscal year 2011, Inergy entered into six interest rate swap agreements scheduled to mature in 2015. These swap agreements, which expire on the same date as the maturity date of the related Term Loan Facility require Inergy to pay the counterparty an amount based on fixed rates from 0.84% to 2.43% due quarterly. In exchange, the counterparty is required to make quarterly floating interest rate payments on the same date to Inergy based on the three-month LIBOR applied to the same aggregate notional amount of $225 million. Inergy has accounted for these swap agreements as cash flow hedges.

US Salt, LLC

Notes to Financial Statements

September 30, 2011

9.	Subsequent events

US Salt has identified subsequent events requiring recognition or disclosure through July 23, 2012, the date that these financial statements were available to be issued.

On May 14, 2012, Inergy Midstream acquired 100% of the membership interests in US Salt from Inergy for a total consideration of $192.5 million. In connection with the transaction, (i) the Company’s guarantee of Inergy’s senior notes, as well as the lien granted to the lenders of Inergy’s credit agreement on the Company’s membership interest and substantially all of its assets, were released; and (ii) the Company’s membership interests and substantially all of its assets were pledged as collateral under Inergy Midstream’s revolving credit facility. In addition, Inergy will no longer finance the Company’s funding requirements, which will instead be financed by Inergy Midstream and cash from operations.

US Salt, LLC

Balance Sheets

(in millions)

	March 31, 2012	September 30, 2011
	(unaudited)
Assets
Current assets:
Accounts receivable	$6.3	$6.4
Inventories	4.2	4.0
Prepaid expenses and other current assets	0.3	0.2

Total current assets	10.8	10.6

Property, plant and equipment (Note 3)	112.3	109.5
Less: accumulated depreciation	20.4	17.6

Property, plant and equipment, net	91.9	91.9

Intangible assets:
Customer accounts	3.2	3.2
Less: accumulated amortization	0.8	0.7

Intangible assets, net	2.4	2.5

Goodwill	6.3	6.3

Total assets	$111.4	$111.3

Liabilities and member’s capital
Current liabilities:
Accounts payable	$2.5	$2.4
Accrued expenses	1.1	1.5

Total current liabilities	3.6	3.9

Total member’s capital	107.8	107.4

Total liabilities and member’s capital	$111.4	$111.3

US Salt, LLC

Unaudited Statements of Operations

(in millions)

	For the Six Months Ended
	March 31, 2012	March 31, 2011
Revenue	$26.5	$26.1
Cost of product sold (excluding depreciation and amortization as shown below)	15.5	15.3

Expenses:
Operating and administrative	1.8	1.8
Depreciation, depletion and amortization	3.0	3.1

	4.8	4.9

Net income	$6.2	$5.9

US Salt, LLC

Unaudited Statements of Cash Flows

(in millions)

	For the Six Months Ended
	March 31, 2012	March 31, 2011
Operating activities
Net cash provided by operating activities	$8.6	$6.9

Investing activities
Purchases of property, plant and equipment	(2.8)	(5.4)

Net cash used in investing activities	(2.8)	(5.4)

Financing activities
Distribution to member	(5.8)	(1.5)

Net cash used in financing activities	(5.8)	(1.5)

Net increase in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

Supplemental schedule of noncash investing and financing activities
Net change to property, plant and equipment through accounts payable and accrued expenses	$0.1	$—

Net change to property, plant and equipment through non-cash capitalized interest	$—	$1.4

US Salt, LLC

Notes to Financial Statements

March 31, 2012

1.	Organization and nature of operations

Organization

US Salt, LLC (“US Salt” or the “Company”) is a Delaware limited liability company. During the periods presented in these financial statements, US Salt was a wholly owned subsidiary of Inergy Midstream, L.P. (formerly Inergy Midstream, LLC, “Inergy Midstream”), which was a wholly owned subsidiary of Inergy, L.P. (“Inergy”). The sole member’s maximum liability arising from its investment in a limited liability company is limited to the amount of its investment. In November 2011, in conjunction with the initial public offering (“IPO”) of Inergy Midstream, 100% of the membership interests in US Salt were assigned to Inergy. In May 2012, Inergy Midstream acquired 100% of the membership interest in US Salt from Inergy.

Nature of Operations

US Salt, located on the shores of Seneca Lake outside of Watkins Glen, New York, is one of five major solution mined salt manufacturers in the United States, producing evaporated salt products for food, industrial, pharmaceutical and water conditioning uses. The solution mining process used by US Salt creates salt caverns that can be developed into usable natural gas and natural gas liquids (“NGL”) storage capacity.

US Salt, LLC

Notes to Financial Statements

March 31, 2012

2.	Summary of significant accounting policies

Revenue Recognition

The Company recognizes revenue on sales when product is shipped to the customer or when certain contractual performance requirements have otherwise been met.

Income Taxes

Federal and state income tax regulations require that the income or loss of a limited liability company be included in the tax return of the members; accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

Accounts Receivable

The majority of the Company’s accounts receivable are due from various companies included in the grocery, retail, agricultural, pharmaceutical and industrial chemical industries. Credit is extended based on the evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are generally due within 30 days and are stated at amounts due from customers, net of allowance for doubtful accounts. Accounts outstanding longer than their contractual payment terms are considered past due. The Company estimates its provision for doubtful accounts by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligations to the Company and the condition of the general economy and the industry as a whole. The Company’s estimates have generally been within management’s expectations. The Company writes off accounts receivable when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts was immaterial at March 31, 2012.

Inventories

Inventories are stated at the lower of cost or market, cost being principally determined on the first-in, first-out method.

Property, Plant and Equipment

Property, plant and equipment are stated at historical cost less accumulated depreciation. The Company capitalizes all construction related direct labor and material costs as well as the cost of funds used during construction. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, as follows:

Years
Land, improvements and buildings	20
Office furniture and equipment	3
Vehicles	3
Plant equipment	3-20

Salt deposits are depleted on a unit of production method. Maintenance and repairs are charged to expense as incurred.

US Salt, LLC

Notes to Financial Statements

March 31, 2012

2.	Summary of significant accounting policies (continued)

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such events or changes in circumstances are present, a loss is recognized if the carrying value of the asset is in excess of the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company has not identified any indicators that suggest the carrying amount of an asset may not be recoverable for the period ended March 31, 2012.

Identifiable Intangible Assets

Intangible assets acquired in the acquisition of a business are required to be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of the acquirer’s intent to do so.

The Company has recorded customer accounts, an identifiable intangible asset. Customer accounts arising from past acquisitions are amortized on a straight-line basis over their estimated economic lives, which is 15 years.

Goodwill

Goodwill is recognized for the 2008 acquisition of the Company by Inergy Midstream as the excess of the cost of the acquisition over the fair value of the related net assets at the date of acquisition. Goodwill is subject to at least an annual assessment for impairment by applying a fair-value-based test.

In connection with the goodwill impairment evaluation, the Company identified one reporting unit. The carrying value of this reporting unit is determined by assigning the assets and liabilities, including the existing goodwill and intangible assets, to the reporting unit as of the date of the evaluation on a specific identification basis. To the extent the reporting unit’s carrying value exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the second step of the impairment test must be performed. In the second step, the implied fair value of the goodwill is determined by allocating the fair value to all of its assets (recognized and unrecognized) and liabilities to its carrying amount.

The Company completed its annual impairment test for its reporting unit and determined that no impairment existed as of March 31, 2012.

Asset Retirement Obligations

An asset retirement obligation (ARO) is an estimated liability for the cost to retire a tangible asset. The fair value of these AROs could not be made as settlement dates (or range of dates) associated with these assets were not estimable.

Fair Value

The carrying amounts of accounts receivable and accounts payable approximate their fair value.

US Salt, LLC

Notes to Financial Statements

March 31, 2012

3.	Certain balance sheet information

Inventories

Inventories consisted of the following at March 31, 2012 and September 30, 2011 (in millions):

	March 31,	September 30,
	2012	2011
Parts and supplies	$2.7	$3.2
Raw materials	1.0	0.2
Finished goods	0.5	0.6

Total inventories	$4.2	$4.0

Property, Plant and Equipment

Property, plant and equipment consisted of the following at March 31, 2012 and September 30, 2011 (in millions):

	March 31,	September 30,
	2012	2011
Plant equipment	$65.3	$63.6
Salt deposits	41.6	41.6
Land and buildings	2.9	2.7
Vehicles	0.2	0.2
Construction in process	1.8	0.9
Office furniture and equipment	0.5	0.5

	112.3	109.5
Less: accumulated depreciation	20.4	17.6

Total property, plant and equipment, net	$91.9	$91.9

US Salt, LLC

Notes to Financial Statements

March 31, 2012

4.	Commitments and contingencies

The Company is subject to certain federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment. They may require the Company to remove certain chemical substances from its sites or otherwise mitigate the environmental effects of the disposal or release of those substances. The Company is currently not involved in any action or litigation concerning environmental matters.

5.	Related party transactions

Transactions with Inergy, L.P. and Inergy Propane, LLC

Inergy, through Inergy Propane, LLC (“Inergy Propane”) has historically provided US Salt with funding to support capital expansion and working capital needs. Inergy charged interest on borrowings made by US Salt to fund capital improvement projects. US Salt has historically provided all of their cash generated by operations to Inergy Propane. Payments made and received by Inergy Propane from these related parties are considered to be permanent distributions or contributions between Inergy and US Salt and are accordingly classified in member’s equity at cost on the financial statements of US Salt.

Allocation of Expenses

The Company shares common management, operating and administrative and overhead costs with Inergy. The shared costs allocated to the Company totaled $0.8 million and $0.9 million for the six months ended March 31, 2012 and 2011, respectively. Management believes the assumptions and allocations were made on a reasonable basis. Due to the nature of these shared costs, it is not practicable to estimate what the costs would have been on a stand-alone basis. Accordingly, the accompanying financial statements may not necessarily be indicative of the conditions that would have existed, or the results of operations that would have occurred, if the Company had operated as a stand-alone entity.

US Salt, LLC

Notes to Financial Statements

March 31, 2012

6.	Inergy, L.P. long-term debt

During the six months ended March 31, 2012 and 2011, US Salt was dependent on Inergy for any financing required in excess of the cash generated by its operations. As of March 31, 2012, Inergy had outstanding debt balances of $1,584.0 million (exclusive of $97.0 million due under Inergy Midstream’s credit facility). Obligations under Inergy’s outstanding senior notes are jointly and severally guaranteed by US Salt and Inergy’s other wholly owned domestic subsidiaries. Obligations under Inergy’s credit agreement and term loan are secured by liens on substantially all of US Salt’s assets. However, such balances are not reflected on US Salt’s consolidated financial statements. Inergy’s interest expense was $50.4 million and $60.3 million for the six months ended March 31, 2012 and 2011, respectively, which was also funded in part by distributions from US Salt. None of the interest related to debt in which US Salt was not the legal obligor is recorded in the financial statements of US Salt. As of March 31, 2012, obligations under Inergy Midstream’s credit facility were not guaranteed by US Salt or secured by liens on US Salt’s assets.

7.	Subsequent events

US Salt has identified subsequent events requiring recognition or disclosure through July 23, 2012, the date that these financial statements were available to be issued.

On May 14, 2012, Inergy Midstream acquired 100% of the membership interests in US Salt from Inergy for a total consideration of $192.5 million. In connection with the transaction, (i) the Company’s guarantee of Inergy’s senior notes, as well as the lien granted to the lenders of Inergy’s credit agreement on the Company’s membership interest and substantially all of its assets, were released; and (ii) the Company’s membership interests and substantially all of its assets were pledged as collateral under Inergy Midstream’s revolving credit facility. In addition, Inergy will no longer finance the Company’s funding requirements, which will instead be financed by Inergy Midstream and cash from operations.

(b)	Pro forma financial information.

Throughout this report, when we use the terms “we” “us” “our company” or “Inergy Midstream” we are referring either to Inergy Midstream, L.P., the registrant itself, or to Inergy Midstream, L.P. and its operating subsidiaries collectively, as the context requires.

Set forth below are our unaudited pro forma condensed combined financial statements as of March 31, 2012 and for the years ended September 30, 2011, 2010 and 2009, and for the six months ended March 31, 2012 which reflect the acquisition of US Salt, LLC (the “US Salt Acquisition”) on May 14, 2012. The pro forma condensed combined balance sheet and pro forma condensed combined statement of operations for the six months ended March 31, 2012 were derived from unaudited financial statements. The pro forma condensed combined statement of operations for the years ended September 30, 2011, 2010 and 2009 were derived from Inergy Midstream’s audited financial statements as of and for the years ended September 30, 2011, 2010 and 2009 and the audited financial statements of US Salt, LLC as of and for the year ended September 30, 2011 and unaudited financial statements of US Salt, LLC as of and for the years ended September 30, 2010 and 2009.

Our unaudited pro forma condensed combined balance sheet gives effect to the US Salt Acquisition as if it had occurred on March 31, 2012; the unaudited pro forma condensed combined statements of operation assume that the US Salt Acquisition occurred on October 1, 2008.

The following unaudited pro forma combined financial information reflects the US Salt Acquisition, which includes the following:

•	Acquisition of US Salt operations from Inergy, L.P.

•	Payment of $182.5 million in cash to Inergy, L.P.

•	Issuance of $10.0 million in Inergy Midstream units directly to Inergy, L.P.

Descriptions of the adjustments for the US Salt Acquisition are presented in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with our historical financial statements filed with the Securities and Exchange Commission. The US Salt Acquisition will be accounted for based on the historical basis of the acquired assets and liabilities as the transaction is amongst entities under common control.

Inergy Midstream, L.P.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2012

(in millions, except unit information)

	Historical		Purchase Adjustments		Inergy Midstream, L.P. Pro Forma
	Inergy Midstream, L.P.	US Salt, LLC
Assets
Current assets:
Cash and cash equivalents	$—	$—	$182.5	(a)	$—
			(182.5	)(a)
Accounts receivable	11.0	6.3			17.3
Inventories	0.9	4.2	—		5.1
Prepaid expenses and other current assets	7.1	0.3	—		7.4

Total current assets	19.0	10.8	—		29.8

Property, plant and equipment	794.9	112.3	—		907.2
Less: accumulated depreciation	155.8	20.4	—		176.2

Property, plant and equipment, net	639.1	91.9	—		731.0

Intangible assets:
Customer accounts	36.3	3.2	—		39.5
Other intangible assets	11.6	—	—		11.6

	47.9	3.2	—		51.1
Less: accumulated amortization	19.9	0.8	—		20.7

Intangible assets, net	28.0	2.4	—		30.4

Goodwill	90.2	6.3	—		96.5

Total assets	$776.3	$111.4	$—		$887.7

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$6.2	$2.5	$—		$8.7
Accrued expenses	20.1	1.1	—		21.2
Payable to Inergy Propane, LLC and Inergy, L.P.	0.3	—	—		0.3
Current portion of long-term debt	2.0	—	—		2.0

Total current liabilities	28.6	3.6	—		32.2

Long-term debt, less current portion	95.0	—	182.5	(a)	277.5
Other long-term liabilities	0.8	—	—		0.8

Partners’ capital:
Limited partner unitholders (74,343,223 common units issued and outstanding as of March 31, 2012)	651.9	107.8	10.0 (192.5	(b) )(c)	577.2

Total partners’ capital	651.9	107.8	(182.5)		577.2

Total liabilities and partners’ capital	$776.3	$111.4	$—		$887.7

The accompanying notes are an integral part of these consolidated financial statements.

Inergy Midstream, L.P.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Six Months Ended March 31, 2012

(in millions, except unit and per unit data)

	Historical
	Inergy Midstream, L.P.	US Salt, LLC	Other Adjustments		Inergy Midstream, L.P. Pro Forma
Revenue	$67.2	$26.5	$—		$93.7

Costs and expenses:
Cost of services/product sold	6.6	15.5	—		22.1
Operating and administrative	11.1	1.8	—		12.9
Depreciation and amortization	21.7	3.0	—		24.7

	39.4	20.3	—		59.7

Operating income	27.8	6.2	—		34.0

Interest expense	—	—	1.8	(d)	1.8

Net income	$27.8	$6.2	$(1.8)		$32.2

Net income per unit:
Basic	$0.37				$0.43

Diluted	$0.37				$0.43

Weighed-average units outstanding (in thousands):
Basic	74,334		474	(e)	74,808
Diluted	74,334		474	(e)	74,808

The accompanying notes are an integral part of these consolidated financial statements.

Inergy Midstream, L.P.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended September 30, 2011

(in millions, except unit and per unit data)

	Historical
	Inergy Midstream, L.P.	US Salt, LLC	Other Adjustments		Inergy Midstream, L.P. Pro Forma
Revenue	$110.9	$52.3	$—		$163.2

Costs and expenses:
Cost of services/product sold	15.8	30.6	—		46.4
Operating and administrative	15.9	3.5	—		19.4
Depreciation and amortization	37.6	6.3	—		43.9

	69.3	40.4	—		109.7

Operating income	41.6	11.9	—		53.5

Interest expense	—	—	3.7	(d)	3.7

Net income	$41.6	$11.9	$(3.7)		$49.8

Net income per unit:
Basic	$0.61				$0.72

Diluted	$0.61				$0.72

Weighed-average units outstanding (in thousands):
Basic	68,700		474	(e)	69,174
Diluted	68,700		474	(e)	69,174

The accompanying notes are an integral part of these consolidated financial statements.

Inergy Midstream, L.P.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended September 30, 2010

(in millions, except unit and per unit data)

	Historical
	Inergy Midstream, L.P.	US Salt, LLC	Other Adjustments		Inergy Midstream, L.P. Pro Forma
Revenue	$94.7	$52.2	$—		$146.9

Costs and expenses:
Cost of services/product sold	12.0	30.0	—		42.0
Operating and administrative	15.0	4.2	—		19.2
Depreciation and amortization	36.2	6.2	—		42.4
Loss on disposal of assets	0.9	—	—		0.9

	64.1	40.4	—		104.5

Operating income	30.6	11.8	—		42.4

Other income (expense):
Interest expense	—	—	(3.7	) (d)	(3.7)
Other income	0.8	—	—		0.8

Net income	31.4	11.8	(3.7)		39.5
Net income attributable to non-controlling partners	0.8	—	—		0.8

Net income attributable to partners	$30.6	$11.8	$(3.7)		$38.7

Total limited partners’ interest in net income	$30.6				$38.7

Net income per unit:
Basic	$0.45				$0.56

Diluted	$0.45				$0.56

Weighed-average units outstanding (in thousands):
Basic	68,700		474	(e)	69,174
Diluted	68,700		474	(e)	69,174

The accompanying notes are an integral part of these consolidated financial statements.

Inergy Midstream, L.P.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended September 30, 2009

(in millions, except unit and per unit data)

	Historical
	Inergy Midstream, L.P.	US Salt, LLC	Other Adjustments		Inergy Midstream, L.P. Pro Forma
Revenue	$87.5	$49.0	$—		$136.5

Costs and expenses:
Cost of services/product sold	17.8	31.1	—		48.9
Operating and administrative	10.8	3.3	—		14.1
Depreciation and amortization	29.2	6.2	—		35.4

	57.8	40.6	—		98.4

Operating income	29.7	8.4	—		38.1

Interest expense	—	—	3.7	(d)	3.7

Net income	29.7	8.4	(3.7)		34.4
Net income attributable to non-controlling partners	1.4	—	—		1.4

Net income attributable to partners	$28.3	$8.4	$(3.7)		$33.0

Total limited partners’ interest in net income	$28.3				$33.0

Net income per unit:
Basic	$0.42				$0.48

Diluted	$0.42				$0.48

Weighed-average units outstanding (in thousands):
Basic	68,700		474	(e)	69,174
Diluted	68,700		474	(e)	69,174

The accompanying notes are an integral part of these consolidated financial statements.

Inergy Midstream, L.P.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Pro Forma Adjustments

(a)	Reflects borrowings of $182.5 million under our revolving credit facility and payment to Inergy, L.P. for acquisition of US Salt.

(b)	Reflects the issuance of $10.0 million of our units directly to Inergy, L.P.

(c)	As the transaction is accounted for using historical basis, the difference between the acquired equity of US Salt of $107.8 million and the purchase price of $192.5 million is recorded as a decrease to equity of $74.7 million (net of the $10.0 million increase to equity related to (b) above).

(d)	Reflects the interest expense associated with the borrowing in (a) above.

(e)	Reflects the additional Inergy Midstream units granted directly to Inergy, L.P. The earnings per unit does not contemplate incentive distributions to Inergy, L.P., which would result if distributions were increased, as these increases were not determinable.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY MIDSTREAM, L.P.

	By:	NRGM GP, LLC Its General Partner

Date: July 23, 2012	By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr.
Executive Vice President – Chief Financial Officer